Exhibit 21.1
STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES
As of December 31, 2025

Name	State, Territory or Country of Origin
Stewart Information Services Corporation	Delaware
9ONE5 Title, LLC	Texas
ABC Title, LLC	Texas
Advanced Support and Knowledge Services, LLC	Michigan
Advantage Title Solutions, LLC	Texas
Advantage Title Solutions, S.R.L.	Romania
All New York Title Agency Corp.	New York
Allegiant Reverse Escrow Services, LLC	Maryland
Allegiant Reverse Services Title Agency of Louisiana, LLC	Louisiana
Allegiant Reverse Services Title Agency of Utah, LLC	Utah
Allegiant Reverse Services Title Agency, LLC	Maryland
Allegiant Reverse Services Title Company	California
Allegiant Reverse Services Title of Alabama, LLC	Alabama
Allegiant Reverse Services, LLC	Maryland
API NR 1 LLC	California
API NR 2 LLC	California
API NR 3 LLC	California
API NR 4 LLC	California
API Stewart Holdings LLC	California
Asset Preservation, Inc.	California
BCHH Escrow of Washington, LLC	Pennsylvania
BCHH Holding Company, LLC	Delaware
BCHH of the West, LLC	Pennsylvania
BCHH of Utah Title Agency, LLC	Utah
BCHH Title Agency of Arkansas, L.L.C.	Arkansas
BCHH Title Company of Alabama, LLC	Alabama
BCHH Title of Louisiana, LLC	Louisiana
BCHH Title of Texas, LLC	Texas
BCHH, LLC	Pennsylvania
Bison Tax Service Company, LLC	Texas
Brazos Insurance Company	Vermont
Caliber Title Agency, LLC	Ohio
Chadco Builders, Inc.	Texas
Classic Title Company, LLC	Texas
CloudVirga, Inc.	Delaware
Columbus Commercial Title Agency, LLC	Ohio
Crown Title Company of Houston, LLC	Texas
Developers Title, LLC	Ohio
Eliseco, Inc.	Michigan
EQUIMINE	California

Exhibit 21.1

Name	State, Territory or Country of Origin
Equity Title Agency LLC	Michigan
EverHome Title, LLC	Missouri
Falcon Master Holdings, LLC	Delaware
Fieldstone Title Agency, LLC	New Jersey
First Ohio Title Insurance Agency, Ltd.	Ohio
Fulghum, Inc.	Texas
GESS Management, L.L.C.	Texas
GESS Real Estate Investments, L.P.	Texas
GIS Field Services, LLC	Texas
GIT Holding Company, Inc.	Illinois
GIT Settlement Services LLC	Illinois
Graystone Title Company, LLC	Texas
Great American Title of Houston, LLC	Texas
Greater Illinois Tax Deferred Exchange Corporation	Illinois
Greater Illinois Title Company, Inc.	Illinois
Heritage Title Company of McHenry Inc.	Illinois
Hantz Title Agency, LLC	Michigan
Informative Research	California
Informative Research Data Solutions LLC	Nevada
InterCity Capital Corporation	California
IT24 of Houston, LLC	Texas
JPM & DJM Enterprises Services Private Limited	India
Lakeside Title, LLC	Missouri
Landon Title Company, LLC	Texas
LandSafe Default, Inc.	Pennsylvania
LCH Title Company, L.C.	Texas
Lender MCS Acquisition Corporation	Delaware
Lender MCS Holdings, Inc.	Delaware
Lender MCS Intermediate Holdings, Inc.	Delaware
MCS Five Brothers, LLC	Delaware
Metropolitan Title & Escrow, LLC	Missouri
Midwest Home Title Agency, LLC	Ohio
Mortgage Contracting Services, LLC	Delaware
National Transfer Services, LLC	Texas
New Title, LLC	Michigan
North Forest Title Services, LLC	Ohio
NotaryCam, Inc.	Delaware
NVR Title Agency, L.L.C.	Ohio
Oakhearth National Title Insurance Company	Alabama
Oklahoma Land Title Services, LLC	Oklahoma
Parked Properties NY, Inc.	New York
Polaris Title Services, LLC	Ohio
Premier Title of Texas, LLC	Texas

Exhibit 21.1

Name	State, Territory or Country of Origin
Priority Title, LLC	Texas
Professional Real Estate Tax Service of North Texas, L.L.C.	Texas
Professional Real Estate Tax Service of South Texas, L.L.C.	Texas
Professional Real Estate Tax Service, L.L.C.	Texas
PropertyInfo Corporation	Texas
PSI-Fire, L.P.	Texas
Rainier Title, LLC	Washington
RET Solutions, LLC	Ohio
Richmond Settlement Solutions, LLC	Virginia
Signature Closers, LLC	Ohio
SISCO Holdings, LLC	Delaware
Stewart Ancillary Services, LLC	Texas
Stewart Enterprise Payment Solutions, Inc.	Texas
Stewart Financial Services, Inc.	Texas
Stewart Land Title Services, L.L.C.	Virginia
Stewart Lender Services, Inc.	Texas
Stewart Pakistan (Private) Limited	Pakistan
Stewart Properties of Tampa, Inc.	Florida
Stewart Solutions, LLC	Texas
Stewart Title & Settlement Services, Inc.	Virginia
Stewart Title & Trust of Phoenix, Inc.	Delaware
Stewart Title & Trust of Tucson	Arizona
Stewart Title and Escrow, Inc.	Virginia
Stewart Title Company	Texas
Stewart Title Europe Ltd	Malta
Stewart Title Guaranty Company	Texas
Stewart Title Guaranty de Mexico, S.A. de C.V.	Mexico
Stewart Title Holdings, Inc.	Delaware
Stewart Title Inspection Service, LLC	Nevada
Stewart Title Insurance Company	New York
Stewart Title Limited	United Kingdom
Stewart Title Malta Ltd	Malta
Stewart Title of Alabama, LLC	Alabama
Stewart Title of Albuquerque, L.L.C.	New Mexico
Stewart Title of Arkansas, LLC	Arkansas
Stewart Title of California, Inc.	California
Stewart Title of Dona Ana, Inc.	New Mexico
Stewart Title of Oklahoma, Inc.	Oklahoma
Stewart Title of Utah, Inc.	Utah
Stewart Valuation Intelligence, LLC	Kansas

Exhibit 21.1

Name	State, Territory or Country of Origin
Stewart Valuation Services, LLC	Delaware
Stewart-India Company, LLC	Texas
TCNM, LLC	New Mexico
Texarkana Title & Abstract Company, Inc.	Texas
Thomas Title & Escrow, LLC	Wyoming
Timeshare Administration Group, LLC	Florida
Title First Agency, Inc.	Ohio
Treefort Technologies Incorporated	Canada
U.S. Title Company of Wichita County I, Ltd.	Texas
United Alliance Title Agency, LLC	Ohio
ValuGuard Solutions, LLC	Kansas
Western America Title Service, LLC	Utah
Yankton Title Company, Inc.	South Dakota